Exhibit 99

Joint Filer Information

Name: Vulcan Capital Private Equity I LLC

Address: 505 Fifth Avenue S, Suite 900, Seattle, WA 98104

Designated Filer: Paul G. Allen

Issuer & Ticker Symbol: Plains All American Pipeline, L.P. PAA

Date of Event Requiring Statement: 07/26/2006

Signature: Vulcan Capital Private Equity I LLC

By: Vulcan Capital Private Equity Management I LLC, its Manager

By: Vulcan Capital Private Equity Inc., its Managing Member

By: /s/ W. Lance Conn

Name:  W. Lance Conn

Title: Vice President and Authorized Person